Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NextPlat Corp.

Coconut Grove, Florida

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-272809, S-3 No. 333-269422, S-3 No. 333-268488 and S-3 No. 333-262748) and related Prospectus of NextPlat Corp. of our audit report dated March 30, 2023 with respect to the consolidated financial statements of Progressive Care, Inc as of and for the years ended December 31, 2022 and 2021, which appear in this Form 8-K of NextPlat Corp..

/s/ Daszkal Bolton LLP

Boca Raton, Florida

September 11, 2023